Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-210328) and Form S-8 (No. 333-24929, No. 333-31397, No. 333-134394, No. 333-134395 and No. 333-196107) of The Hanover Insurance Group, Inc. of our report dated February 27, 2018 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
February 27, 2018